SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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VitalStream Holdings, Inc.

(Name of Registrant as Specified in its Charter)

 (Name of Person(s) Filing Consent Statement if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 6, 2006

VitalStream Holdings, Inc.

To the Stockholders of VitalStream Holdings, Inc.:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of VitalStream Holdings, Inc. (the “Company”), which will be held on Thursday, July 6, 2006, at 10 a.m., Pacific Time, at the Company’s offices, One Jenner, Suite 100, Irvine, California (the “Annual Meeting”), for the following purposes, which are more fully described in the Proxy Statement accompanying this Notice:

(i)
To elect two (2) members of the Board of Directors of the Company to serve until the 2009 Annual Meeting of Stockholders, to serve until their respective successors have been duly elected and qualified;

(ii)	To consider and vote upon a proposal to ratify the appointment of Rose, Snyder & Jacobs as independent auditors of the Company for the fiscal year ending December 31, 2006; and

(iii)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on June 6, 2006 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote, sign, date, and return the enclosed Proxy as promptly as possible in the enclosed postage-prepaid envelope. Stockholders attending the Annual Meeting may vote in person even if they have returned a Proxy.

                    BY ORDER OF THE BOARD OF DIRECTORS

                    Jack Waterman
                    Chief Executive Officer and Chairman

Dated: June 12, 2006

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please complete, date, sign and return the enclosed proxy without delay in the enclosed envelope, which requires no additional postage if mailed in the United States. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

VitalStream Holdings, Inc.
One Jenner, Suite 100
Irvine, California 92618

____________________

PROXY STATEMENT
____________________

For Annual Meeting of Stockholders

July 6, 2006

SOLICITATION OF PROXIES

This Proxy Statement is being furnished to the stockholders of VitalStream Holdings, Inc., a Nevada corporation (“VitalStream” or the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors”) of proxies from holders of outstanding shares of the Company's common stock (the “Common Stock”), for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, July 6, 2006, at 10 a.m., at the Company’s offices, One Jenner, Suite 100, Irvine, California, and at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement, the Notice of Annual Meeting of Stockholders and the accompanying form of proxy are first being mailed to stockholders of the Company on or about June 15, 2006.

The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to stockholders this Proxy Statement and accompanying materials. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally or by telephone, facsimile transmission, e-mail or web posting. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Common Stock for the forwarding of solicitation materials to such beneficial owners, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in doing so.

VOTING

Record Date

The Board of Directors has fixed the close of business on June 6, 2006 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). As of June 8, 2006 there were issued and outstanding 22,932,489 shares of Common Stock. The holders of record of the shares of Common Stock on the Record Date are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. Accordingly, approximately 22,932,489 votes are entitled to be cast on each matter submitted to a vote at the Annual Meeting.

Proxies

Shares of Common Stock that are entitled to be voted at the Annual Meeting and that are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted (i) FOR the election of the two (2) director nominees of the Board of Directors to serve until the 2009 Annual Meeting of Stockholders; (ii) FOR the ratification of the appointment by the Board of Directors of Rose, Snyder & Jacobs to be the independent auditors of the Company for the fiscal year ending December 31, 2006; and (iii) in the discretion of the proxy holders as to any matters incident to the conduct of the Annual Meeting.

A stockholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (1) executing and returning a proxy bearing a later date, (2) filing with the Secretary of the Company, at the address first set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or (3) voting the capital stock covered thereby in person at the Annual Meeting.

Quorum and Required Vote

Shares representing a majority of the outstanding votes entitled to be cast, represented in person or by properly executed proxy, are required for a quorum at the Annual Meeting. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as “represented” for the purpose of determining the presence or absence of a quorum.

In the election of directors to serve until the 2009 Annual Meeting of Stockholders, the two (2) nominees for such position receiving the highest number of votes will be elected. Abstentions and broker non-votes will not have the effect of being considered as votes cast against any nominee for director at the Annual Meeting.

The ratification of selection of an independent auditor and any other matter presented for approval by the stockholders generally will be approved, in accordance with Nevada law, if the votes cast in favor of the matter exceed the votes opposing such matter. As a result, abstentions and broker non-votes will not affect the outcome of any such matter.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Directors and Nominees for Election as Directors

Our Board of Directors is classified into three classes, Class I, Class II and Class III, with each class as nearly equal in number as possible. Our Board of Directors has fixed the number of Directors of the Company at seven, three of whom are members of Class I, two of whom are members of Class II, and two of whom are members of Class III. Each class serves three years or until their successors are elected. The terms of the Class I directors, Messrs. Raymond L. Ocampo Jr., Philip Sanderson and Jack L. Waterman, will expire in 2007; the terms of the Class II directors, Messrs. Melvin A. Harris and Salvatore Tirabassi, will expire in 2008, and the terms of the Class III directors, Messrs. Philip N. Kaplan and Leonard Wanger, will expire in 2006, each as of the date of the annual meeting in such year.

At the Annual Meeting, the stockholders are electing the Class III directors for a new three-year term expiring in 2009. The nominees of the Board of Directors are the current Class III directors, Philip N. Kaplan and Leonard Wanger. If any of the nominees is unavailable to serve, which is not now anticipated, the proxies solicited hereby will be voted for such other person as shall be designated by the present Board of Directors. The two nominees receiving the highest number of votes at the Annual Meeting will be elected. Certain information with respect to each of the existing directors and each nominee for director is set forth below.

Name	Age(1)	Positions	Director Since	Term Expires at Annual Meeting in (2)
Jack L. Waterman	47	Chairman and Chief Executive Officer	June 2005	2007
Philip N. Kaplan	39	Director, President and Chief Operating Officer	April 2002	2006
Melvin A. Harris	63	Director	January 2006	2008
Raymond L. Ocampo Jr.	53	Director	April 2004	2007
Philip Sanderson	38	Director	June 2004	2007
Salvatore Tirabassi	32	Director	January 2003	2008
Leonard Wanger	40	Director	April 2002	2006

(1) As of December 31, 2005
(2) Pursuant to the Company’s By-Laws, the directors terms expire at the Annual Meeting three years after election or until their successors are elected.

The following paragraphs set forth certain biographical information about each of the foregoing:

Jack L Waterman has served as Chief Executive Officer and a director of the Company since June 2005. Mr. Waterman has over 22 years of experience as an executive in the entertainment industry. Prior to joining the Company, from January 2005 to May 2005, Mr. Waterman worked as an independent business consultant.  From 1994 to 2004, Mr. Waterman was President of Worldwide Pay TV, the subsidiary of Paramount Pictures Corporation that operates its Pay TV, international channels, and airline and hotel sales businesses. Mr. Waterman also was the head of worldwide business affairs for the Home Entertainment Division of Paramount Pictures Corporation from 1994 to 2004 and has served on the governing board of Movielink, LLC, the online movie rental service formed as a joint venture among Metro-Goldwyn-Mayer, Paramount Pictures, Sony Pictures Entertainment, Universal and Warner Bros, from 2002 to 2004.

Philip N. Kaplan has served as President of the Company since November 2004, as Chief Operating Officer and a director of the Company since the merger with VitalStream, Inc. in April 2002, and as Secretary of the Company from April 2002 until November 2004. Prior to the merger, Mr. Kaplan served as chief operating officer, secretary and a director of VitalStream, Inc. since its inception in March 2000. Mr. Kaplan was also co-founder of AnaServe, Inc. where he held the position of senior vice president, secretary and treasurer from its formation in 1995 until its acquisition by Concentric Network Corporation in August 1998. Mr. Kaplan remained employed by Concentric until April 1999. Mr. Kaplan received a Bachelor of Arts degree in Economics with a minor in Russian language from the University of California, Davis.

Raymond L. Ocampo Jr., was appointed as a director of the Company in April 2004. Mr. Ocampo  has been the President and Chief Executive Officer of Samurai Surfer L.L.C. (consulting and investments) since 2004, and has been a member of the board of the Berkeley Center for Law & Technology (a business and technology program affiliated with a major university) since 1997 and served as Executive Director from 1997 through 1999. Since 1996, Mr. Ocampo has been a private investor and consultant, including serving as an expert witness and mediator. Mr. Ocampo was senior vice president, general counsel and secretary at Oracle Corporation (computer software) from September 1990 until his retirement in November 1996. Mr. Ocampo joined Oracle in July 1986 and held various senior and executive positions with Oracle until retirement. Mr. Ocampo is a member of the boards of directors of PMI Group, Inc, Keynote Systems, Inc., Intraware, Inc. and CytoGenix, Inc. He received his undergraduate degree from U.C.L.A. and his law degree from Boalt Hall School of Law at the University of California, Berkeley.

 Philip Sanderson has served as a director of the Company since June 2004. Since 1998, Mr. Sanderson has been a general partner of Walden VC, a venture capital firm. Prior to 1998, Mr. Sanderson worked as an investment banker in Robertson Stephens' New Media and Information Services Groups, after having worked in Goldman Sachs' corporate finance group. Mr. Sanderson also has founded and operated three companies in the retail, non-profit, and manufacturing industries. Mr. Sanderson received his Master of Business Administration with Honors from the Harvard Graduate School of Business and earned his Bachelor of Arts in Economics with Honors from Hamilton College.

Salvatore Tirabassi has served as a director of the Company since the acquisition of Epoch Hosting, Inc. (“Epoch”) in January 2003. Since 1999, Mr. Tirabassi has been a partner of Dolphin Equity Partners, a venture capital firm. From May 1998 to July 1999, Mr. Tirabassi served as a marketing consultant to Diamond Lane Communications, a telecommunications equipment company; from May 1997 to May 1998, he studied at the University of Pennsylvania; and from December 1993 to April 1997, he served as a marketing consultant to Diefenbach Elkins (Futurebrand). Mr. Tirabassi received a Master of Business Administration degree from the Wharton School of the University of Pennsylvania, a Master of Science degree in Telecommunications and Networking Engineering from the University of Pennsylvania and an AB from Harvard College in philosophy and foreign languages.

Leonard Wanger has served as a director of the Company since the merger with VitalStream, Inc. in April 2002. Mr. Wanger served as a director of VitalStream, Inc. from May 2001 until the time of the merger of the Company with VitalStream, Inc. Since June 2002, Mr. Wanger has been a securities analyst at William Harris Investors. From 1999 until 2002, he served as director of engineering for MDL Information Systems (a Reed Elsevier company), a company engaged in drug discovery informatics. He served, commencing in 1995, as director of engineering for interactive simulations, Inc., a venture-backed start-up providing molecular modeling software for the pharmaceutical industry that was purchased by MDL in 1999. Mr. Wanger has a Bachelor of Science degree in computer science from the University of Iowa and a Masters of Architectural Science from Cornell University.

Melvin A. Harris has served as a director of the Company since January 2006. Since 2002, Mr. Harris has been retired from Sony Pictures Entertainment, Inc., where he had been President and Chief Operating Officer from 1999 to 2002, and prior to that had been President, Worldwide Television and Video, since 1992. From 1984 to 1991, he was President of the television and video units of Paramount Pictures Corporation, where he had been employed since 1977. Mr. Harris holds a PhD degree in Communications from Ohio University.

No family relationship exists among any of the director nominees and any other directors or officers of the Company.

Annual Meetings, Board Meetings and Committees

The Company does not have a policy with regard to directors’ attendance at annual meetings. Of the seven directors in office at the time, two attended the Company’s 2005 annual meeting. During the year ended December 31, 2005, our Board of Directors held 12 formal board meetings and met informally on numerous occasions and approved relevant matters by written consent. All incumbent directors attended at least 75% of all board meetings and applicable committee meetings (with respect to each director, held during the period for which he has been a director). The Board of Directors has a standing Nominating Committee, Compensation Committee and Audit Committee.

Compensation Committee

Prior to July 2004, the Company’s Board of Directors functioned as its Compensation Committee; however, the independent directors of the Company met separately to discuss and vote upon employment and compensation matters for executive officers of the Company. Since July 2004, the Compensation Committee has consisted of Philip Sanderson, Salvatore Tirabassi and Leonard Wanger. The Compensation Committee reviews the compensation and other terms of employment of the executive officers (including the named executive officers) at such times as it deems necessary.

The purposes of the Compensation Committee include discharging the responsibilities delegated to the Board relating to the compensation of certain senior management of the Company and advising the Board on matters related to the Company’s compensation and benefit plans, policies and programs that apply to its officers and employees alike. The Committees responsibilities include annually reviewing corporate goals, objectives and performance related to compensation of the Company’s executive officers, making recommendations to the Board with respect to new cash-based incentive compensation plans and equity-based compensation plans applicable to officers and other employees of the Company, and overseeing administration of and the approval of grants, options and awards under the Company’s Stock Incentive Plan.

During the 2005 year, the Compensation Committee held 6 meetings.

Director Compensation

Our directors who joined the Board of Directors after May 2005 and who are not officers or employees of the Company or any of its subsidiaries receive (a) an annual retainer of $12,000, and (b) a payment of $1,000 per meeting of the Board of Directors or the Audit Committee which they attend. All directors are reimbursed for certain reasonable expenses incurred in attending Board of Director or committee meetings or incurred otherwise in conjunction with discharging their duties as directors. In addition, directors who are not officers are entitled to receive compensation to the extent that they provide services at rates that would be charged by such directors for such services to arm’s length parties. No such amounts were paid to directors of the Company during the year ended December 31, 2005.

Our directors are also entitled to participate in any stock option plans that we adopt from time to time. Our directors who joined the Board of Directors after May 2005 and who are not officers or employees of the Company or any of its subsidiaries receive an initial stock option grant, and subsequent annual grants on the anniversary date of the initial grant, in the amount of 12,500 shares pursuant to our 2001 Stock Incentive Plan, as amended, (the “Plan”) (and if such individuals are members of the Audit Committee, an additional amount of 3,125 shares or, in lieu of such amount if the individual is Chairman of the Audit Committee, an additional 6,250 shares). Such options are non-statutory stock options, have an exercise price based on the closing price of the Common Stock as of the date of grant, vest one-fourth (1/4) at the end of each quarter after the date of grant, and have a term of five (5) years.

The Company granted an option to purchase 50,000 shares of Common Stock to Philip Sanderson on January 25, 2005 with an exercise price of $3.08 per share and granted an option to purchase 50,000 shares of Common Stock to Salvatore Tirabassi on January 25, 2005 with an exercise price of $3.08 per share, each of which vests over three years. The Company also granted an option to purchase 18,750 shares of Common Stock to Leonard Wanger on May 17, 2005 with an exercise price of $2.52 per share, granted an option to purchase 15,625 shares of Common Stock to Raymond L. Ocampo Jr. on May 17, 2005 with an exercise price of $2.52 per share, and granted an option to purchase 15,625 shares of Common Stock to Melvin A. Harris on January 31, 2006 with an exercise price of $6.08 per share, all of which vest over one year.

Audit Committee

In April 2004, the Board of Directors appointed an Audit Committee consisting of Charles Lyons, Leonard Wanger and Raymond L. Ocampo to begin operating in May 2004. Mr. Wanger and Mr. Ocampo continue to serve as members of the Audit Committee, and Melvin Harris replaced Charles Lyons on the Audit Committee in January 2006 when Mr. Harris was appointed to the Board of Directors to fill the vacancy created by Mr. Lyons' resignation. All members of the Audit Committee are independent according to Nasdaq's listing standards, and the Board of Directors of the Company has determined that the Audit Committee has one member qualifying as an audit committee financial expert, as defined in Item 401(h) of Regulation S-K. The person the Board of Directors has determined is an audit committee financial expert is Leonard Wanger.

In connection with the appointment of an independent Audit Committee, the Board of Directors adopted a written Audit Committee Charter on April 22, 2004. The Audit Committee oversees the accounting and financial reporting processes of the Company and related audits. This involves, among other tasks, recommending the Company’s auditors to its stockholders, pre-approving engagements of the Company’s auditors with respect to audit and non-audit services, reviewing the Company’s accounting practices and controls and administering the Company’s Code of Ethics for Financial Managers and whistleblower policy.

During 2005, the Audit Committee held 4 meetings.

Audit Committee Report

The following is the report of Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2005.

Review with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2005 with management.

Review and Discussion with Independent Accountants

The Audit Committee has also discussed with Rose Snyder & Jacobs, the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) regarding the auditor’s judgments about the quality of the Company’s accounting principles as applied in its financial reporting. The Audit Committee has also received the written disclosures and the letter from Rose Snyder & Jacobs required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Rose Snyder the matter of its independence.

Conclusion

Based on the review and discussions described in the preceding paragraphs, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2005 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Melvin A. Harris
Raymond L. Ocampo Jr.
Leonard Wanger

The information contained in this Audit Committee Report is not deemed to be soliciting material or to be filed with the Securities and Exchange Commission, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. Such information is not incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

Nominating Committee and Nominating Processes and Procedures

In March, 2006, the Board of Directors appointed a Nominating Committee consisting of Melvin A. Harris, Raymond L. Ocampo Jr. and Leonard Wanger. All members of the Nominating Committee are independent according to Nasdaq’s listing standards.

The Nominating Committee recommends to the Board of Directors nominees for election, establishes criteria for membership of the Board of Directors, makes recommendations with respect to size and composition of the Board of Directors and conducts an annual assessment of the Board of Directors. The Nominating and Governance Committee operates under a written Nominating Committee Charter adopted by the Board of Directors, a copy of which is available on the Company’s Internet website at www.vitalstream.com.

The Nominating Committee was not created until March 2006. Prior to that, the entire Board of Directors performed the roles now performed by the Nominating Committee.

The process employed by the Nominating Committee for identifying and evaluating nominees for director is flexible, and the policy of the Nominating Committee with respect to identifying and evaluating nominees is based primarily on the directors’ subjective weighting of the needs of the Company and the extent to which existing directors and prospective nominees meet those needs. Factors considered by the Nominating Committee and the Board of Directors in the nomination process include judgment, skill, diversity, business and management experience, relationship of work experience and education to the current and proposed lines of business of the Company, the interplay of the candidate’s experience with the experience of other directors, the extent to which the candidate would be a desirable addition to the Board of Directors and any committees of the Board of Directors and the extent to which the candidate satisfies any objective requirements (such as independence or expertise requirements) applicable to the Board of Directors or any committees of the Board of Directors.

Candidates submitted by stockholders in accordance with the policies set forth in the most recent proxy statement delivered to stockholders are considered under the same standards as nominees recommended by other persons. One of the incumbent directors, Salvatore Tirabassi, prior to his appointment to the Board of Directors in 2003 was recommended by the Dolphin Communications Parallel Fund II Netherlands, LP, Dolphin Communications Fund II, LP, Dolphin Communications II, LP and Dolphin Communications, LLC, who beneficially own more than 5% of the outstanding shares of Common Stock. The re-nomination of Mr. Tirabassi upon expiration of his term may be required pursuant to an Amended and Restated Investor Rights Agreement dated September 30, 2003, as amended on June 14, 2004, with such stockholders. One of the incumbent directors, Philip Sanderson, prior to his appointment to the Board of Directors in 2004 was recommended by WaldenVC II, L.P., who beneficially owns more than 5% of the outstanding shares of Common Stock. The re-nomination of Mr. Sanderson upon expiration of his term may be required pursuant to an Investor Rights Agreement dated June 14, 2004 with such stockholders. In addition, the letter to Jack L. Waterman dated May 20, 2005 offering him employment as Chief Executive Officer stated that Mr. Waterman would retain a seat on the Board of Directors for as long as he is Chief Executive Officer.

The Board of Directors will consider director candidates recommended by stockholders. Such recommendations should include the name, age, address, telephone number, principal occupation or employment, background and qualifications of the nominee and the name, address, telephone number and number of shares of Common Stock beneficially owned of the stockholder making the recommendation and should be sent to the Secretary of the Company at the address first set forth above.

In addition, the Bylaws of the Company contain provisions governing stockholders’ right to nominate persons for election as directors at annual meetings of stockholders. In order to nominate a person for election of directors:

•
the nominating stockholder must deliver to the Secretary of the Company written notice of such nomination not less than 30 days prior to the date of the annual meeting (provided, in the event that less than 40 days' notice of the date of the meeting is given or made to stockholders, to be timely, a stockholder's notice must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed);

•
the written notice must set forth (a) as to each person whom such stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended (including each such person's written consent to serve as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address of such stockholder as it appears on the Company’s books, and (ii) the class and number of shares of the Company capital stock that are beneficially owned by such stockholder.

No person not nominated by the Board of Directors of the Company shall be eligible for election as a director of the Company unless nominated in accordance with governing provisions of the Bylaws. Nominees submitted by stockholders will be included in the Company’s proxy statement and proxy card only to the extent required by governing law and only if required information is submitted to the Company on a timely basis.

Stockholder Communications with the Board of Directors

Stockholders may send communications to the Board of Directors or to specified individual Directors by mailing such communications to the Secretary of the Company at the address of the Company set forth herein and indicating that such communications are for the Board of Directors or specified individual Directors, as appropriate. All communications received by mail are forwarded to the directors to which they are addressed unless the communications contain information substantially similar to that forwarded by the same stockholder, or an associated stockholder, within the past 90 days or contain content that is threatening, libelous or otherwise inappropriate.

Executive Officers and Key Employees

In addition to Mr. Waterman and Mr. Kaplan, whose biographies are set forth above, certain biographical information is furnished below with respect to the following executive officers and key employees of the Company and its subsidiaries:

Name	Age(1)	Position	Officer Since

Mark Z. Belzowski	47	Chief Financial Officer & Treasurer	May 2004

Michael F. Linos	46	Executive Vice President of Sales & Marketing	August 2003

Arturo Sida	51	Chief Legal Officer & Secretary	April 2003

Stephen Smith	38	Chief Technical Officer	April 2002

(1) As of December 31, 2005

Mark Z. Belzowski has served as Chief Financial Officer of the Company since May 17, 2004 and Treasurer of the Company since July 2005. Prior to joining the Company, Mr. Belzowski was chief financial officer and treasurer at Universal Electronics Inc., a wireless control developer, from May 1998 to January, 2004. Prior to that, Mr. Belzowski was vice president and controller in the Turner Entertainment Group, a division of Turner Broadcasting Systems, from 1994 to 1997. Prior to joining Turner Broadcasting Systems, Mr. Belzowski was vice president and corporate controller at Orion Pictures Corporation from 1988 to 1994 and held various financial positions at Twentieth Century Fox Film Corporation and at Paramount Pictures Corporation. Mr. Belzowski began his career at Ernst & Young, where he was a senior auditor. He is a Certified Public Accountant in the state of California. Mr. Belzowski holds a Bachelor of Arts degree in Accounting from California State University at Fullerton (1981).

Michael F. Linos has served as Executive Vice President of Sales and Marketing of the Company since November 2004, and previously as Vice President of Sales from August 2003 to November 2004. Prior to joining the Company, Mr. Linos served as vice president of sales in the eBusiness Division and the Enterprise Hosting Division at NTT/Verio from 1999 to 2002. From 1994 through 1998, Mr. Linos served as president and CEO of Affinity Software, a privately held enterprise software development and sales company. Mr. Linos has a Bachelor of Science from the University of Dayton (1981) and a Masters in Business Administration from the Northwestern University Kellogg School of Management (1986).

Arturo Sida has served as Chief Legal Officer of the Company since July 2005. Mr. Sida was Vice President and General Counsel from April 2003 to July 2005 and has served as the Secretary of the Company since November 2004. Mr. Sida served as vice president, legal and assistant secretary of AmerisourceBergen Corporation, a wholesale distributor of pharmaceuticals, from 2001 to late 2002, and as vice president, legal and assistant secretary of Bergen Brunswig Corporation, a wholesale distributor of pharmaceuticals, from 1998 until its merger in 2001 with AmeriSource Health Corporation to form AmerisourceBergen. Mr. Sida earned a Bachelor of Arts degree from Stanford University (1977) and a Juris Doctor degree from the University of California, Berkeley (1980).

Stephen Smith has served as Chief Technical Officer of the Company since the merger with VitalStream, Inc. in April 2002. Mr. Smith served as Chief Technical Officer of VitalStream, Inc. from March 2001 until the time of the merger with VitalStream, Inc. Mr. Smith co-founded SiteStream Incorporated in 1999 and served as SiteStream's senior vice president of technology. Mr. Smith served as chief technical officer for AnaServe, Inc. from 1995 until August 1998, when Concentric Networks acquired AnaServe. Mr. Smith holds a certification from Santa Cruz Operation for SCO UNIX and possesses specialized training for Microsoft, Silicon Graphics, Sun Microsystems, Cisco, FORE Systems ATM, Intel, Digital Equipment Corporation, and 3-COM products and services.

Executive Compensation

Summary Compensation Table

The following table sets forth the aggregate compensation earned during each of 2003, 2004 and 2005 from the Company by the chief executive officer of the Company during 2005 and the four executive officers of the Company as of December 31, 2005, in addition to the chief executive officer, that received the most total compensation during 2005 (the “named executive officers”).

Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation(1) ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compen- sation ($)

Jack L. Waterman, Chairman, CEO and Director (2)	12/31/05 12/31/04 12/31/03	$189,786 -- --	$130,000(6) -- --	$10,500 -- --	-- -- --	1,260,000 -- --	-- -- --	-- -- --

Philip N. Kaplan, President, Director, Chief Operating Officer	12/31/05 12/31/04 12/31/03	$165,000 151,969 149,000	80,000 69,983 --	$12,387 9,941 7,853	-- -- --	52,500 50,000 --	-- -- --	-- -- --

Michael Linos, Executive Vice President of Sales and Marketing (3)	12/31/05 12/31/04 12/31/03	$160,000 136,772 53,750	$75,000 60,000 --	$14,363 12,003 3,514	-- -- --	53,750 81,250 62,500	-- -- --	-- -- --

Arturo Sida, Chief Legal Officer and Secretary (4)	12/31/05 12/31/04 12/31/03	$150,000 136,772 98,750	$37,500 27,000 9,000	$13,779 11,204 5,741	-- -- --	18,750 56,250 81,250	-- -- --	-- -- --

Mark Belzowski, Chief Financial Officer and Treasurer (5)	12/31/05 12/31/04 12/31/03	$155,000 93,646, --	$50,000 43,621 --	$14,363 6,414 --	-- -- --	12,500 112,500 --	-- -- --	-- -- --

________________________

(1) These amounts reflect the benefit to the named executive officer, on a cost basis, of amounts paid for health and dental insurance.

(2) Mr. Waterman commenced employment with the Company in June 2005.

(3) Mr. Linos commenced employment with the Company in August 2003.

(4) Mr. Sida commenced employment with the Company in April 2003.

(5) Mr. Belzowski commenced employment with the Company in May 2004.

(6) The bonus amount reflects a bonus paid in the form of 24,074 shares of Common Stock of the Company at a price equal to the fair-market value of Common Stock. The shares were issued in January 2006 in respect of the executive’s service during the 2005 fiscal year.

Option Grants in Last Fiscal Year

The following table sets forth certain information with respect to options granted to the named executive officers during the year ended December 31, 2005, to purchase shares of the Common Stock under the Company’s 2001 Stock Incentive Plan.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	# of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Jack Waterman	1,187,500	59.64%	$2.24	05/20/15	$1,672,860	$4,239,355
Jack Waterman	72,500	3.64%	5.40	12/16/10	108,164	239,015
Philip N. Kaplan	52,500	2.64%	5.40	12/16/10	78,326	173,080
Michael F. Linos	52,500	2.70%	5.40	12/16/10	80,191	177,201
Arturo Sida	18,750	0.94%	5.40	12/16/10	27,974	61,814
Mark Belzowski	12,500	0.63%	5.40	12/16/10	18,649	41,209

(1) The market price for the Company’s common stock, as reported by the OTC Bulletin Board, was $7.40 on December 30, 2005 (as adjusted to reflect the 1 for 4 reverse split).

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth the information concerning the options to purchase the Common Stock exercised by the named executive officers during the year ended December 31, 2005, and the value of unexercised options as of December 31, 2005.

			Number of Securities Underlying Unexercised Options/SARs at December 31, 2005(1)	Value of Unexercised In-the-Money Options/SARs at December 31, 2005(1)
Name	Shares Acquired on Exercise (number)	Value Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable
Jack L. Waterman	0	0	148,438/1,111,5663	$765,938/$5,506,563

Philip N. Kaplan	0	0	16,667 / 85,833	$88,667/ $282,333

Michael Linos	0	0	74,480/ 123,021	$426,022 / $483,728

Arturo Sida	0	0	89,584 / 66,667	$548,001 / $299,499

Mark Belzowski	0	0	50,000/ 75,000	$230,000 / $321,500

(1) The market price for the Company’s common stock, as reported by the OTC Bulletin Board, was $7.40 on December 30, 2005 (as adjusted to reflect the 1 for 4 reverse split).

Executive Employment Agreements, Termination of Employment and Change of Control Arrangements

All employees are employed pursuant to “at will” employment offer letters, governed according to the terms of our Employee Manual. Additionally, all employees sign a standard Confidentiality and Work Made for Hire Agreement and an Arbitration Agreement prior to becoming employees. Employee stock option agreements are governed according to the terms of the Plan.

In May 2005, the Company entered into an employment agreement with Jack L. Waterman, the Company’s Chief Executive Officer, as amended on June 1, 2006, pursuant to which Mr. Waterman is entitled to receive a base salary of $325,000 annually. Additionally, Mr. Waterman could earn at the end of each fiscal year an annual bonus in an amount determined by the Compensation Committee of the Board of Directors. The Company granted Mr. Waterman a non-qualified option to purchase 1,187,500 shares of Common Stock at a price equal to the closing price on May 20, 2005 (as adjusted for the 1 for 4 reverse split). These options vest over four years and, upon vesting, are exercisable for a period of ten years. Of the 1,187,500 shares under the option, 1/8 or 148,438 shares vested immediately, an additional 1/8 or 148,438 shares will vest after Mr. Waterman's one year anniversary with the Company, with the remaining 890,624 shares vesting on a pro-rata basis equally over the following 12 quarters, at the rate of 74,218.67 at the end of each quarter, beginning with the first 74,218.67 vesting on September 30, 2006. In the event a change of control occurs, or Mr. Waterman is terminated without cause or chooses to terminate his employment upon the occurrence of a material diminution in the level of his duties or salary, or a material relocation of his principal place of employment, such events will cause his then unvested options to become exercisable as of the date of such change of control or termination of employment. Employment of Mr. Waterman is at-will, subject to the termination benefit outlined above, and the term of the agreement is open-ended.

On October 18, 2002, our Board of Directors approved an employment agreement with Philip N. Kaplan, current President and Chief Operating Officer of the Company, pursuant to which he was entitled to receive his previously authorized annual salary of $120,000, subject to adjustment as set forth below, and a termination benefit of one year’s salary unless terminated for cause. Pursuant to the terms of that agreement, on October 1, 2003, the salary of Mr. Kaplan was increased to $150,000, retroactive to January 1, 2003. The employment agreement permits the salary of Mr. Kaplan to increase, but not to decrease once such an increase is in effect. Additionally, Mr. Kaplan could earn at the end of each fiscal year an annual bonus of up to 35% of his annual salary based on the achievement of financial targets to be determined at the beginning of each fiscal year jointly by the executives and the Board of Directors (or a committee thereof). Employment of Mr. Kaplan is at-will, subject to the termination benefit outlined above, and the term of the agreement is open-ended.

On December 2, 2004, and in lieu of providing employment agreements that would provide severance payments in the event of termination of employment without cause, the Company granted options to purchase shares of Common Stock at an exercise price of $2.08 per share to each of Mark Belzowski, Michael Linos and Arturo Sida in the amounts of 37,500, 75,000 and 37,500 shares, respectively, which vest over three years. Each of the option awards to Messrs. Belzowski, Linos and Sida contain provisions that provide that (a) upon any termination of these executive officers’ employment by the Company, unless terminated for cause, the option becomes fully exercisable as of the date of termination whether or not then exercisable, (b) in the event that the executive officer elects to terminate his employment with the Company following a material change in the terms and conditions of his employment, such termination shall be deemed a termination by the Company without cause and the option shall become fully exercisable as of the date of such termination whether or not then exercisable, and (c) upon the occurrence of certain change of control events as defined in the Plan, as amended, the option shall become fully exercisable as of the date the transaction occurs whether or not then exercisable, and the option shall be converted into an option to purchase stock with respect to stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the transaction.

Compensation Committee Report on Executive Compensation

Prior to July 2004, the Company’s Board of Directors functioned as its Compensation Committee; however, the independent directors of the Company met separately to discuss and vote upon employment and compensation matters for executive officers of the Company. Since July 2004, the Compensation Committee has consisted of Philip Sanderson, Salvatore Tirabassi and Leonard Wanger. The Compensation Committee reviews the compensation and other terms of employment of the executive officers (including the named executive officers) at such times as it deems necessary.

Compensation Policy Applicable to Officers and Key Executives

The goal of the Compensation Committee is to create compensation packages for officers and key executives which will attract, retain and motivate executive personnel who are capable of achieving the Company’s short-term and long-term financial and strategic goals. Compensation packages are designed to combine a mixture of short-term and long-term incentives tied to Company performance as described more particularly below. In exercising its responsibilities, the Compensation Committee seeks to encourage management to achieve the Company’s short-term and long-term financial and strategic objectives, including maximizing long-term value for stockholders. Through the implementation of its compensation policies, the Compensation Committee believes it can motivate management to consider the Company’s short-term and long-term objectives, such as the Company’s financial performance and stock price appreciation, by rewarding the Company’s key officers and executives upon achieving such objectives.

Executive Compensation Policies

Executive compensation at the Company is made up of three elements: (i) base salary, (ii) mandatory and discretionary bonuses (short-term and long-term incentives) and (iii) grants of equity-based compensation (e.g., stock options).

Base Salary. The base salaries of existing executive officers of the Company are determined by the Compensation Committee on the basis of each executive officer’s responsibilities, with consideration given to the base salaries of executive officers of comparable companies. With respect to new officers of the Company, those salaries are determined by the Compensation Committee based upon the factors identified above and arms-length negotiation with the new executive officer.

Bonuses. Each year, the Compensation Committee approves a bonus plan for its executive officers and key employees. In 2005, the bonus plan established Company-level financial performance targets that, if achieved, would be expected to translate into increased stockholder value and progress toward the Company’s overall long-terms goals. The bonus plan also included individual performance targets for each executive officer. Each of these targets is weighted as a percentage of the overall potential bonus. Each executive, in turn, is assigned a percentage of his overall salary that represents the maximum overall bonus amount. For example, in 2005, the revenue goal represented 50% of the overall potential bonus. If only that goal were achieved, an executive with an assigned percentage of 30% would be entitled to receive a bonus equal to 15% (50% of 30%) of his overall salary.

The Compensation Committee believes that having pre-determined bonuses tied to pre-determined short-term performance targets effectively focuses management’s efforts on objectives that are aligned with the stockholders of the Company and injects desired objectivity into the compensation process. In respect of the 2005 fiscal year, and based upon the achievement (and non-achievement) of specified Company-level and individual financial and operational targets, the following executive officers were paid the following bonuses: Jack Waterman ($130,000 in Common Stock), Philip N. Kaplan ($80,000), Michael Linos ($75,000), Arturo Sida ($37,500), and Mark Belzowski ($50,000).

Equity-Based Compensation. In addition to salary and bonus, the Company has adopted the 2001 Stock Incentive Plan, as amended (the “Plan”), which provides that the long-term compensation of officers and key employees be dependent upon the financial performance of the Company. Under the Plan, officers and key employees are eligible to receive awards of stock options, stock appreciation rights, restricted stock and other equity-based rights, although, to date, the Company has granted only stock options (other than the bonus of Jack Waterman for 2005, which was paid in stock, in lieu of cash, under the Plan). The number of stock options granted to each executive officer is determined by a competitive compensation analysis and each individual’s salary and responsibility. The Compensation Committee also considers the number and exercise price of options granted to individuals in the past. All option grants have been made with an exercise price equal to the fair market value of Common Stock on the date of grant of the option.

Compensation of Chief Executive Officer

Jack Waterman has been the Chief Executive Officer of the Company since June 2005. Pursuant to Mr. Waterman's employment agreement with the Company, Mr. Waterman is entitled to receive a base salary of $325,000. Mr. Waterman is also entitled to participate in the Company’s mandatory bonus program, described above, and is eligible for discretionary bonuses and equity-based compensation. As described above, the Company’s mandatory bonus program includes a Company-level financial goals applicable to all executive officers and individualized performance goals for each executive officer. During 2005, based on achievement of Company-level goals, Mr. Waterman was awarded a discretionary bonus of $130,000, which Mr. Waterman and the Company agreed would be paid in the form of 24,074 shares of Common Stock of the Company at a price equal to the fair market value of Common Stock at the time of the award.

Prior to Mr. Waterman’s joining the Company, Philip N. Kaplan, President and Chief Operating Officer, was the chief executive officer of the Company. In October 2002, based on the subjective impression of the Compensation Committee of the salaries of officers of similarly situated early stage technology companies headquartered in Orange County, the progress of the Company to that date and the prospects of the Company at such time, the Compensation Committee approved an employment agreement for Mr. Kaplan, then Chief Operating Officer. Mr. Kaplan became President of the Company in November 2004. Pursuant to such agreement, Mr. Kaplan was entitled to receive a base salary of $120,000, subject to automatic increase to $155,000 when the Company met a stated EBITDA target (which was met with respect to the quarter ended September 30, 2003). The employment agreement also provided that Mr. Kaplan and the Compensation Committee were to negotiate specific financial and other short-term performance targets at the beginning of each fiscal year as part of a mandatory bonus program. This requirement has been superseded by the Company’s mandatory bonus program applicable to all officers, in which Mr. Kaplan participates. Mr. Kaplan is also entitled to receive discretionary bonuses and equity-based compensation. As described above, the Company mandatory bonus program includes a Company-level financial goals applicable to all executive officers and individualized performance goals for each executive officer. During 2005, based on achievement of Company-level goals and Mr. Kaplan’s achievement of his individual goals, Mr. Kaplan was awarded a bonus of $80,000 for 2005.

Submitted by the Compensation Committee

Philip Sanderson
Salvatore Tirabassi
Leonard Wanger

The information contained in this Compensation Committee Report on Executive Compensation is not deemed to be soliciting material or to be filed with the Securities and Exchange Commission, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. Such information is not incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

Compensation Committee Interlocks And Insider Participation In Compensation Decisions

The Company’s Compensation Committee consists of Philip Sanderson, Salvatore Tirabassi and Leonard Wanger. In addition to evaluating the employment contracts for key employees throughout the year, the Compensation Committee formally considered compensation issues approximately six times during the 2005 fiscal year in connection with the authorization of grants of options to purchase shares of Common Stock and with the executive employment agreement for Mr. Waterman.

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth information, as of the close of business on April 5, 2006, as to each person who beneficially owns of record more than 5% of our outstanding Common Stock, and information as to the ownership of our Common Stock by each person serving as a director or named executive officer of the Company as of April 5, 2006, and by all of our directors and executive officers as a group. Except as otherwise indicated in the footnotes to this table, all shares are owned directly, and the persons named in the table have sole voting and investment power with respect to shares shown as beneficially being owned by them.

	Beneficial Ownership of Common Stock
Name	Ownership Amount and Nature of Beneficial Ownership(1)	Percentage Ownership(2)

Executive Officers and Directors

Jack Waterman (3)	320,949(4)	1.51%
Philip N. Kaplan(3)	1,038,817(5)	4.94%
Michael F. Linos(3)	460,932(6)	2.18%
Arturo Sida(3)	156,114(7)	*
Mark Z. Belzowski(3)	132,944 (8)	*
Leonard Wanger(9)	100,863(9)	*
Salvatore Tirabassi(10)	20,832(10)	*
Melvin A. Harris(11)	3,906(11)	*
Raymond L. Ocampo Jr. (12)	48,958(12)	*
Philip Sanderson(13)	3,326,791(13)	16.01%
All Executive Officers and Directors as a Group (11 Persons)	2,647,782(17)	11.18%

5% Stockholders (Who are not Executive Officers or Directors)
Dolphin Reporting Group(14)	4,335,883(14)	15.19%
Walden Reporting Group(15)	3,404,430(15)	15.74%
Husic Capital Management	1,361,116(16)	6.51%

* Represents less than 1% of the outstanding shares of Common Stock.

(1)
Ownership numbers include shares of our Common Stock subject to options and warrants that are exercisable within 60 days of April 5, 2006. Shares of our Common Stock subject to options and warrants that are not exercisable within such 60-day period are not included.

(2)
The percentages shown are based on the sum of (a) the 21,007,281 shares of our Common Stock issued and outstanding on April 5, 2006, and (b) the shares of our Common Stock subject to all options and warrants held by the person with respect to whom the calculation is being made (but not any other person) that are exercisable within 60 days of April 5, 2006.

(3)	Business Address is One Jenner, Suite 100, Irvine, CA 92618.

(4)	Represents 24,074 shares of our Common Stock and an option to purchase 296,875 shares of our Common Stock, all owned by Jack Waterman.

(5)
Represents 991,803 shares of our Common Stock, an option to purchase 24,999 shares of our Common Stock, a warrant to purchase 10,416 shares of our Common Stock, all owned by Philip N. Kaplan and 11,599 shares of our Common Stock owned by Stacy Kaplan, the wife of Philip N. Kaplan.

(6)	Represents 320,830 shares of our Common Stock, an option to purchase 98,436 shares of our Common Stock, and a warrant to purchase 41,666 shares of our Common Stock, all owned by Michael F. Linos.

(7)	Represents 39,970 shares of our Common Stock, an option to purchase 110,936 shares of our Common Stock, and a warrant to purchase 5,208 shares of our Common Stock, all owned by Arturo Sida.

(8)	Represents 64,196 shares of our Common Stock and an option to purchase 68,748 shares of our Common Stock, all owned by Mark Belzowski.

(9)
Represents 30,931 shares of our Common Stock and an option to purchase 58,333 shares of our Common Stock owned by Mr. Wanger, and 11,599 shares of our Common Stock held in a trust that is beneficially owned by Mr. Wanger. The address of Mr. Wanger is 2 North LaSalle, #400, Chicago, Il, 60602.

(10)
Represents an option to purchase 20,832 shares of our Common Stock owned by Mr. Tirabassi. The business address of Mr. Tirabassi is c/o Dolphin Equity Partners, 750 Lexington Avenue, 16th Floor, New York, NY, 11201.

(11)	Represents an option to purchase 3,906 shares of our Common Stock owned by Mr. Harris. The business address of Mr. Harris is c/o VitalStream Holdings, Inc., One Jenner, Suite 100, Irvine, CA 92618.

(12)	Represents an option to purchase 48,958 shares of our Common Stock. The address of Mr. Ocampo is P.O. Box 1688, San Mateo, CA 94401.

(13)
Represents an option to purchase 20,832 shares of our Common Stock owned by Mr. Sanderson and 3,305,959 shares of Common Stock owned of record by Walden VC II, LP., of which Mr. Sanderson is a principal. The address of Mr. Sanderson is 750 Battery St. 7th Floor, San Francisco, CA 94110.

(14)
Information regarding the Dolphin Reporting Group is based upon the Schedule 13D/A filed by such group on March 14, 2006. According to such report, the group is comprised of Dolphin Communications I, LLC, Dolphin Communications, LP, Dolphin Communications II, LP, Dolphin Communications Fund, LP, Dolphin Communications Fund II, LP, Dolphin Communications Parallel Fund, LP, Dolphin Communications Parallel Fund II Netherlands, LP, and Richard Brekka. The address for the Dolphin Reporting Group is 750 Lexington Avenue, New York, NY 10022.

(15)
Information regarding the Walden Reporting Group is based upon the Schedule 13D/A filed by such group on February 14, 2006. According to such report, the group is comprised of Walden VC II, LP, Walden VC, LLC and various individual managers of such fund. The address for the Walden Reporting Group is 750 Battery St. 7th Floor, San Francisco, CA 94110.

(16)
Information regarding Husic Capital Management is based upon information provided to us by Husic Capital Management. Husic Capital Management is controlled by Frank J. Husic. The address for Husic Capital Management is 555 California Street, Suite 1800, San Francisco, CA 94104.

(17)	Total excludes 3,305,959 shares of Common Stock held by Walden VC II, LP. and included in Mr. Sanderson’s balance as noted above.

Securities Authorized for Issuance Under Equity Compensation Plans

Set forth below is certain information about the number of shares of our Common Stock subject to options, warrants and other rights granted, or that may be granted, under our compensation plans as of December 31, 2005.
Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,758,016.75 (1)	$2.64	None(2)

Equity compensation plans not approved by security holders	None	None	None

Total	2,758,016.75 (1)	$2.64	None(2)

(1) Represents shares of common stock of VitalStream Holdings, Inc. that are issuable upon the exercise of outstanding options granted under our 2001 Stock Incentive Plan (the "Option Plan") and does not include options previously granted under the Option Plan and exercised.

(2) Represents shares of Common Stock of VitalStream Holdings available for future grant under the Plan as of December 31, 2005 (and does not reflect the increase in authorized shares that was effected by a subsequent amendment to the Plan).

Company Performance Graph

Set forth below is a graph comparing the cumulative stockholder return on the Common Stock from December 31, 2000 through December 31, 2005 against the cumulative total return for certain indices and peer groups described below for the same period. The graph assumes an initial investment of $100.00 with dividends reinvested.

On April 23, 2002, the Company (then known as Sensar Corporation ) and a wholly-owned subsidiary consummated a merger with VitalStream, Inc., a privately held company, pursuant to which the subsidiary was merged with and into VitalStream, Inc., with VitalStream, Inc. surviving as a wholly-owned subsidiary. The core business of VitalStream, Inc. prior to the merger became the Company’s core business from and after the merger date, and the Company changed its name to VitalStream Holdings, Inc. For the benefit of holders of our shares prior to the merger, we are including historical information below which reflects their investment in what was essentially a different company.

The Company has chosen to compare its cumulative stockholder return on the Common Stock against the cumulative total return for the Russell 2000 Index and a peer group consisting of Akamai Technologies, Inc., Globix Corporation, Loudeye Corporation and Savvis Communications Corporation, each of which are in the same lines of business as the Company.

	Cumulative Total Return
	12/00	12/01	4/02	12/02	12/03	12/04	12/05

VITALSTREAM HLDGS. INC	100.00	102.86	132.57	52.57	150.86	189.71	422.86
RUSSELL 2000	100.00	102.49	107.54	81.49	120.00	142.00	148.46
PEER GROUP	100.00	29.98	21.53	9.75	52.69	60.52	78.65

The information contained in this section is not deemed to be soliciting material or to be filed with the Securities and Exchange Commission, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. Such information is not incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, as well as persons who beneficially own more than ten percent of the Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”). Reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that no forms were delinquent or were not filed during the most recent fiscal year or prior years (to the extent not previously disclosed), except as follows: Raymond L. Ocampo Jr. and Leonard Wanger, directors of the Company, filed after the respective due date reports on Form 4 reporting option grants in May 2005.

Certain Relationships and Related Transactions

The following discusses certain transactions between the Company and its officers, directors, director nominees and others that may be deemed to be affiliates.

Grant of Options to Officers and Directors

Information regarding option grants to directors during 2005 is set forth under “Director Compensation” above, and information regarding option grants to the named executive officers is set forth under “Option Grants in Last Fiscal Year” above, each of which are incorporated herein by reference.

February 2006 Private Offering

On February 3, 2006, the Company closed the sale in a private placement of an aggregate of 2,692,308 shares of common stock for an aggregate purchase price of $14.0 million, or $5.20 per share. In that offering, WaldenVC II, L.P. purchased 96,153 shares and its affiliates William McDonagh, Jay Tyler and John Zeisler, Trustee of Zeisler/Bailey Family Trust dated May 14, 1998, purchased 4,807, 3,846 and 28,846 shares respectively. Based upon the Schedule 13D/A filed with the SEC by the Walden Reporting Group on February 14, 2006, the Company believes each of WaldenVC II, L.P., McDonagh, Mr. Tyler and Mr. Zeisler may be an affiliate of WaldenVC, which is a 10% stockholder of the Company, and Philip Sanderson, one of our directors, is a managing partner of WaldenVC.

Employment Agreement With New CEO

The description of the Company’s employment agreement with Jack Waterman, its CEO, set forth in “Executive Employment Agreements, Termination of Employment and Change of Control Arrangements” is incorporated herein by reference.

Code of Ethics

The Company has adopted the VitalStream Holdings, Inc. Code of Ethics for Financial Managers, which constitutes a code of ethics that applies to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as defined in Item 406 of Regulation S-K under the Securities Exchange Act of 1934. The Code of Ethics and any amendments to or waivers from the Code Ethics are currently posted on our website at www.vitalstream.com under “Investor Relations.”

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT
OF INDEPENDENT PUBLIC ACCOUNTANTS

Independent Auditors

The Company’s independent auditor since May 9, 2002 has been Rose, Snyder & Jacobs, a corporation of certified public accountants (“Rose Snyder”). The Board of Directors has decided to continue the appointment of Rose Snyder as the Company’s independent auditors for the fiscal year ended December 31, 2006 and is seeking ratification of such appointment. Representatives of Rose Snyder will not be present at the Annual Meeting and, accordingly, will not be available to respond to questions or have the opportunity to make a statement.

Audit Fees

The aggregate fees for professional services rendered by Rose Snyder in connection with its audit of the Company's consolidated financial statements, its reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q and other services that are normally required in connection with statutory and regulatory filings or audit engagements were $81,245 for the fiscal year ended December 31, 2005 and $80,500 for the fiscal year ended December 31, 2004.

Audit Related Fees

Except as disclosed under "Audit Fees" above, Rose, Snyder & Jacobs did not provide to the Company any audit-related services during the fiscal years ended December 31, 2005 and December 31, 2004.

Tax Fees

The aggregate fee for tax related professional services rendered by Rose, Snyder & Jacobs during the fiscal year ended December 31, 2005 was $13,650 and the aggregate fee for tax related professional services rendered by Rose Snyder during the fiscal year ended December 31, 2004 was $5,000.

All Other Fees

Rose Snyder did not provide to the Company any other services during the fiscal years ended December 31, 2005 and December 31, 2004.

Audit Committee Pre-Approval Policies

Under the policies established by the Audit Committee, all engagements of the independent auditors to render audit or non-audit services require pre-approval of the Audit Committee of the Company. No audit, review or attest services were approved in accordance with Section 2-01(c)(7)(i)(C) of Regulation S-X.

The Board of Directors recommends that stockholders vote FOR ratification of the appointment of Rose Snyder as the Company’s independent auditor for the current fiscal year ending December 31, 2006.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the Annual Meeting. If, however, any further business should properly come before the Annual Meeting, the persons named as proxies in the accompanying form will vote on such business in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Under governing SEC rules, any proposal submitted by a stockholder for action at the Company’s 2007 Annual Meeting of stockholders must be submitted in a letter to the Secretary of the Company and received by the Company by February 10, 2007 in order for such proposal to be included in the Company's proxy statement and form of proxy relating to such meeting. The proposal must be in the form required by, and will be subject to the other requirements of, the applicable rules of the SEC.

Pursuant to rules adopted by the SEC, if a stockholder intends to propose any matter for a vote at the Meeting but failed to notify the Corporation of such intention prior to April 28, 2007, then a proxy solicited by the Board may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.

In addition to the requirements of governing SEC rules set forth above, under the Bylaws of the Company, in order for any proposals submitted by a stockholder with respect to any annual meeting, notice of such proposal must be submitted in a letter to the Secretary of the Company and received by the Company not less than 30 days prior to the applicable annual meeting to be timely; provided, however, that in the event less than 40 days’ notice of the date of the meeting is given, to be timely, a stockholders notice shall be receive no later than the close of business on the 10th day following the date on which the notice of annual meeting was mailed. The notice must be in the form required by, and will be subject to the other requirements of, the Bylaws of the Company. Any stockholder proposal not submitted in accordance with the Bylaws or deemed inappropriate or untimely by the Company in accordance with governing SEC rules shall be excluded from consideration at the respective annual meeting.

ADDITIONAL INFORMATION

The Company will provide without charge to any person from whom a proxy is solicited by the Board of Directors, upon the written request of such person, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested and payment is made for actual reproduction costs of such exhibits). Written requests for such information should be directed to Investor Relations at One Jenner, Suite 100, Irvine, California 92618, phone number: (949) 743-2000.

PROXY
VitalStream Holdings, Inc.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Jack L. Waterman and Arturo Sida, or any one of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common Stock of VitalStream Holdings, Inc., a Nevada corporation (the "Company"), held of record by the undersigned on June 6, 2006, at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at VitalStream's corporate office located at One Jenner, Suite 100, Irvine, California 92618, on Thursday, July 6, 2006, at 10:00 a.m. PDT, or at any adjournment or postponement thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

1.      ELECTION OF DIRECTORS, each to serve until the 2009 annual meeting of shareholders of the Company and until their respective successors shall have been duly elected and shall qualify.

☐	FOR all nominees listed below (except as marked to the contrary).

☐	WITHOUT AUTHORITY to vote for the nominee listed below.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

PHILIP N. KAPLAN	LEONARD WANGER

2.      PROPOSAL TO RATIFY the appointment of Rose, Snyder & Jacobs as independent auditors of the Company for the fiscal year ending December 31, 2006.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.      In their discretion, the proxies are authorized to vote upon matters incident to the conduct of the Annual Meeting.

THIS PROXY APPLIES TO ALL SHARES OF COMMON STOCK HELD BY THE UNDERSIGNED SHAREHOLDER. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE AND FOR THE RATIFICATION OF THE APPOINTMENT OF ROSE, SNYDER & JACOBS AS INDEPENDENT AUDITORS OF THE COMPANY.

Please complete, sign and date this proxy where indicated and return it promptly using the envelope provided.

DATED:	,2006

Signature		Signature if held jointly

(Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)